Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Form S-1 of our report dated March 24, 2025, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, relating to the consolidated financial statements of Pasithea Therapeutics Corp. appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Hartford, CT

April 30, 2025